As filed with the Securities and Exchange Commission on May 22, 2013
Registration No. 333-

  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENCANA CORPORATION
(Exact name of registrant as specified in its charter)
Canada	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Suite 4400, 500 Centre Street S.E., P.O. Box 2850 Calgary, Alberta, Canada T2P 2S5 (403) 645-2000 Attention: Corporate Secretary
(Address of Principal Executive Offices) Encana (USA) 401(k) Plan (Full title of the plan)

CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 894-8940
(Name and address of agent for service)

Copies to:
David F.C. Sheridan Encana Corporation Suite 4400, 500 Centre Street S.E., P.O. Box 2850 Calgary, Alberta, Canada T2P 2S5 (403) 645-2000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of registration fee
Common Shares (3)	5,000,000 shares	US$18.50	US$92,500,000	US$12,617

(1)
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Based on the average of the high and low prices of the common shares of Encana Corporation on May 15, 2013 on the New York Stock Exchange, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Includes rights to purchase additional shares pursuant to the Registrant’s Shareholder Rights Plan effective as of July 30, 2001, as amended and restated as of September 13, 2001, April 28, 2004 and April 21, 2010. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the shares registered hereby.

If as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply and any such additional securities shall also be covered by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information

Encana Corporation (the “Corporation”, “we” or “us”) will provide a written statement to the participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference into Item 3 of Part II of this Registration Statement, and that such documents are incorporated by reference in the Section 10(a) prospectus, as required by Item 2 of Part I of Form S-8.  The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b).   Requests should be directed to: Suite 4400, 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, Attention: Corporate Secretary, Telephone Number: (403) 645-2000.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

We incorporate by reference the following documents we filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the United States Securities and Exchange Commission (the “SEC”):

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2012, filed with the SEC on February 21, 2013;

2.	Encana (USA) 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2012, filed with the SEC on May 22, 2013;

3.	A description of the common shares of the Corporation filed with its Registration Statement on Form 40-F, filed with the SEC on October 29, 2009;

4.	Our Report on Form 6-K, relating to our Amended and Restated Shareholder Rights Plan, furnished to the SEC on April 27, 2010;

5.	Our Report on Form 6-K, relating to our Material Change Report, furnished to the SEC on January 15, 2013; and

6.
Exhibits 99.1 and 99.2 to our Report on Form 6-K, relating to our Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion and Analysis for the period ended March 31, 2013, furnished to the SEC on April 25, 2013.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the Corporation may indemnify a present or former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.  The Corporation may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful.  The aforementioned individuals are entitled to indemnification from the Corporation as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above.  The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above.  The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met.

The by-laws of the Corporation provide that, subject to the limitations contained in the CBCA, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The by-laws of the Corporation provide that the Corporation may, subject to the limitations contained in the CBCA, purchase, maintain, or participate in insurance for the benefit of any director, officer, or certain other persons, as such against any liability incurred by him in his capacity as a director or officer of the Corporation or as a director or officer of any body corporate where he acts or acted in that capacity at the Corporation’s request.  The Corporation has purchased third party director and officer liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

Item	Exhibit
4.1	Amended and Restated Shareholder Rights Plan (incorporated by reference from the Registrant’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 27, 2010).
4.2	Encana (USA) 401(k) plan.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of GLJ Petroleum Consultants Ltd.
23.3	Consent of McDaniel & Associates Consultants Ltd.
23.4	Consent of Netherland, Sewell & Associates, Inc.
23.5	Consent of DeGolyer and MacNaughton.
24.1	Powers of Attorney (included on the signature page to this Registration Statement).

The undersigned Registrant hereby undertakes that it will submit or has submitted the employee benefit plans described herein and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under the Internal Revenue Code.

Item 9.    Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

C.
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on May 22, 2013.

ENCANA CORPORATION

By:	/s/ Clayton H. Woitas
Name: Clayton H. Woitas
Title: Interim President & Chief Executive Officer

By:	/s/ Sherri A. Brillon
Name: Sherri A. Brillon
Title: Executive Vice-President & Chief Financial Officer

SIGNATURES WITH RESPECT TO ENCANA CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Clayton H. Woitas and Sherri A. Brillon, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David P. O’Brien	Chairman of the Board	May 22, 2013
David P. O’Brien	of Directors

/s/ Clayton H. Woitas	Interim President & Chief	May 22, 2013
Clayton H. Woitas	Executive Officer and Director
(Principal Executive Officer)

/s/ Sherri A. Brillon	Executive Vice-President	May 22, 2013
Sherri A. Brillon	& Chief Financial Officer
(Principal Financial Officer)

/s/ William A. Stevenson	Executive Vice-President	May 22, 2013
William A. Stevenson	& Chief Accounting Officer
(Principal Accounting Officer)

/s/ Peter A. Dea	Director	May 22, 2013
Peter A. Dea

/s/ Claire S. Farley	Director	May 22, 2013
Claire S. Farley

/s/ Fred J. Fowler	Director	May 22, 2013
Fred J. Fowler

/s/ Suzanne P. Nimocks	Director	May 22, 2013
Suzanne P. Nimocks

/s/ Jane L. Peverett	Director	May 22, 2013
Jane L. Peverett

/s/ Allan P. Sawin	Director	May 22, 2013
Allan P. Sawin

/s/ Brian G. Shaw	Director	May 22, 2013
Brian G. Shaw

/s/ Bruce G. Waterman	Director	May 22, 2013
Bruce G. Waterman

Pursuant to the requirements of the Securities Act of 1933, as amended, the Benefits Plans Administrative Committee (U.S.), as administrator of the Encana (USA) 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on May 22, 2013.

ENCANA (USA) 401(k) PLAN

By:	/s/ John L. Keplinger, Jr.
Name: John L. Keplinger, Jr.
Title: Member, Benefits Plans Administrative Committee (U.S.)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Encana Corporation in the United States, on May 22, 2013.

ALENCO INC.

By:	/s/ Sherri A. Brillon
Name: Sherri A. Brillon
Title: President

INDEX TO EXHIBITS

Item	Exhibit
4.1	Amended and Restated Shareholder Rights Plan (incorporated by reference from the Registrant’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 27, 2010).
4.2	Encana (USA) 401(k) plan.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of GLJ Petroleum Consultants Ltd.
23.3	Consent of McDaniel & Associates Consultants Ltd.
23.4	Consent of Netherland, Sewell & Associates, Inc.
23.5	Consent of DeGolyer and MacNaughton.
24.1	Powers of Attorney (included on the signature page to this Registration Statement).